UNITED STATES SECURITIES AND EXCHANGE

COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

TWO HARBORS INVESTMENT CORP.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

The following slideshow presentation was prepared by Two Harbors Investment Corp. (“TWO”) in connection with its discussions with Institutional Shareholder Services Inc. on May 6, 2026, regarding the proposed transaction between TWO and CrossCountry Intermediate Holdco, LLC, an affiliate of CrossCountry Mortgage, LLC (“CCM”).

TWO Recommends Stockholders Vote FOR the Superior All-Cash CrossCountry Transaction

Safe Harbor Statement CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS These communications may contain “forward-looking statements,” including certain plans, expectations, goals, projections and statements about the proposed transaction between Two Harbors Investment Corp. (“TWO”) and CrossCountry Intermediate Holdco, LLC, an affiliate of CrossCountry Mortgage, LLC (“CCM”), TWO’s and CCM’s plans, objectives, expectations and intentions, the expected timing of completion of the proposed CCM transaction, the ability of the parties to complete the proposed CCM transaction considering the various closing conditions; and other statements that are not historical facts. Such statements are subject to numerous assumptions, risks, and uncertainties. Statements that do not describe historical or current facts, including statements about beliefs and expectations, are forward-looking statements. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, included in these communications that address activities, events or developments that TWO or CCM expects, believes or anticipates will or may occur in the future are forward-looking statements. Words such as “project,” “predict,” “believe,” “expect,” “anticipate,” “potential,” “create,” “estimate,” “plan,” “continue,” “intend,” “could,” “foresee,” “should,” “would,” “may,” “will,” “guidance,” “look,” “outlook,” “goal,” “future,” “assume,” “forecast,” “build,” “focus,” “work,” or the negative of such terms or other variations thereof and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. Projected and estimated numbers are used for illustrative purposes only, are not forecasts and may not reflect actual results. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. TWO’s ability to predict results or the actual effect of future events, actions, plans or strategies is inherently uncertain. Although TWO believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in these communications. These include, among other things: the expected timing and likelihood of completion of the proposed CCM transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the proposed CCM transaction; the potential failure to receive, on a timely basis or otherwise, the required approvals of the proposed CCM transaction, including stockholder approval by TWO stockholders, and the potential failure to satisfy the other conditions to the consummation of the proposed CCM transaction in a timely manner or at all; risks related to disruption of management’s attention from ongoing business operations due to the proposed CCM transaction; the risk that any announcements relating to the proposed CCM transaction could have adverse effects on the market price of TWO common stock; the risk that the proposed CCM transaction and its announcement could have an adverse effect on the ability of TWO to retain and hire key personnel and the effect on TWO’s operating results and business generally; the outcome of any legal proceedings relating to the proposed CCM transaction, including stockholder litigation in connection with the proposed CCM transaction; the risk that restrictions during the pendency of the proposed CCM transaction may impact TWO’s ability to pursue certain business opportunities or strategic transactions; that TWO may be adversely affected by other economic, business or competitive factors; changes in future loan production; the availability of suitable investment opportunities; changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability and terms of financing; general economic conditions and market conditions; conditions in the market for mortgage-related investments; and legislative and regulatory changes that could adversely affect TWO’s business. All such factors are difficult to predict and are beyond the control of TWO and CCM, including those detailed in TWO’s annual reports on Form 10-K, as amended, quarterly reports on Form 10-Q and periodic reports on Form 8-K that are available on TWO’s website at www.twoinv.com/investors and on the Securities Exchange Commission’s (“SEC”) website at www.sec.gov. Each of the forward-looking statements of TWO is based on assumptions that TWO believes to be reasonable but that may not prove to be accurate. Any forward-looking statement speaks only as of the date on which such statement is made, and TWO does not undertake any obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. All forward-looking statements, expressed or implied, included in these communications are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that TWO or persons acting on its behalf may issue. 2

Safe Harbor Statement IMPORTANT INFORMATION AND WHERE TO FIND IT In connection with the proposed CCM transaction, TWO filed with the SEC a definitive proxy statement on April 20, 2026. TWO commenced mailing of the definitive proxy statement on or about April 20, 2026. The proposed CCM transaction will be submitted to the TWO common stockholders for their approval. TWO may also file other documents with the SEC regarding the proposed CCM transaction. The definitive proxy statement contains important information about the proposed CCM transaction and related matters. These communications are not a substitute for the definitive proxy statement or any other documents that TWO may file with the SEC or send to its stockholders in connection with the proposed CCM transaction. INVESTORS AND SECURITY HOLDERS OF TWO ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT REGARDING THE PROPOSED CCM TRANSACTION (INCLUDING ALL OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS) CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN AND WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED CCM TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain a free copy of the definitive proxy statement and all other documents filed or that will be filed with the SEC by TWO on the SEC’s website at www.sec.gov. Copies of documents filed with the SEC by TWO will be made available free of charge on TWO’s website at www.twoinv.com/investors or by directing a request to: Two Harbors Investment Corp., 1601 Utica Avenue South, Suite 900, St. Louis Park, MN 55416, Attention: Investor Relations. PARTICIPANTS IN THE SOLICITATION TWO and its directors, executive officers and certain other members of management and employees of Two Harbors may be deemed to be “participants” in the solicitation of proxies from the TWO stockholders in connection with the proposed CCM transaction. Security holders can find information about TWO and its directors and executive officers and their ownership of TWO common stock in the definitive proxy statement. Please also refer to the sections in TWO’s Form 10-K/A filed with the SEC on April 27, 2026 captioned “Compensation Discussion and Analysis,” “Summary Compensation Table” and “Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters.” Any changes in the holdings of TWO’s securities by its directors or executive officers from the amounts described in the Form 10-K/A have been reflected in Statements of Change in Ownership on Form 4 filed with the SEC subsequent to the filing date of the Form 10-K/A and are available on the SEC’s website at www.sec.gov. Additional information regarding the interests of such individuals in the proposed CCM transaction is included in the definitive proxy statement relating to the proposed CCM transaction. Free copies of these documents may be obtained as described in the preceding paragraph. 3

CCM Transaction Delivers Superior and Certain Value to All Stockholders • Fixed, all cash price for all stockholders: amended CCM transaction provides $11.30 per share in cash to all common stockholders, a premium of 14% to TWO’s unaffected share price(1) and 12% to TWO’s fully diluted tangible book value as of March 31, 2026(2) • Fully committed financing: no diligence out, no financing contingency, no exposure to UWMC stock price volatility or default stock election mechanics • Business continuity assurance through closing: CCM has been actively engaged in integration planning, providing a level of insight and certainty that reassures TWO’s employees and other stakeholders • Significant progress on closing approvals: on track to close in Q3 2026 subject to stockholder approval and customary regulatory approvals The TWO Board Remains Steadfast in its Commitment to Seek the Best Outcome for Stockholders • Strong oversight from a majority-independent Board and fully independent Ad Hoc Committee with deep industry, M&A and regulatory expertise and with the assistance of TWO’s independent financial and legal advisors • Multi-year, detailed process which evaluated the standalone plan and all proposals across key dimensions including price, consideration mix, financing certainty, regulatory path, timing, closing risk and business impact • Process resulted in repeated improvements to transaction terms and value, including CCM increasing its all-cash proposal from $10.70 to $11.30 per share • Board continues to act in accordance with fiduciary duties to all stockholders • UWMC revised proposal is inferior across multiple dimensions, including financing, closing, business continuity and credibility risks Executive Summary TWO’s Board unanimously recommends that stockholders vote FOR the all-cash CCM transaction Source: Company Management, public filings, S&P Capital IQ, and Bloomberg. | (1) Unaffected date reflects 12/16/25, the day prior to the announcement of UWMC’s acquisition of TWO. | (2) Utilizes TWO TBVPS of $10.12 (diluted) which reflects Company provided 3/31/2026A book value less intangibles of $27.5M. 4

CCM Transaction Delivers Superior and Certain Value to All Stockholders 5

CCM Transaction Delivers Immediate and Full Value to All TWO Stockholders High-End of Range: $11.07 Low-End of Range: $8.69 CCM Transaction Value: $11.30 Unaffected Share Price:(1) $9.91 Immediate value that exceeds the upper end of intrinsic value range Compelling premium versus relevant historical metrics: • 14% vs. unaffected share price(1) • 12% vs. unaffected 10-day VWAP(1) • 13% vs. unaffected 20-day VWAP(1) • 14% vs. unaffected 30-day VWAP(1) • 12% vs. fully diluted tangible book value as of March 31, 2026(2) All-cash transaction delivers immediate certainty of value and eliminates execution risk Source: Company Management, public filings, S&P Capital IQ, and Bloomberg. | Note: Discounted cash flow methodology as disclosed in the Company's proxy statement filed on 5/4/26. | (1) Unaffected date reflects 12/16/25, the day prior to the announcement of UWMC’s acquisition of TWO. | (2) Utilizes TWO TBVPS of $10.12 (diluted) which reflects Company provided 3/31/2026A book value less intangibles of $27.5M. Implied Share Price Based on Discounted Cash Flow Methodology per Proxy Statement Transaction Exceeds High-End of Intrinsic Range $11.30 per Share of All-Cash Consideration Provides:

The CCM Transaction Offers Compelling Value and Certainty CCM’s transaction offers all stockholders fixed, all-cash consideration with fully committed financing and a rapid path to close based on significant regulatory progress already underway 7 • $11.30 per share in fixed, all-cash consideration for every TWO common stockholder • No default stock election and no market exposure between signing and closing • TWO intends to continue paying regular quarterly dividends consistent with past practice until closing Certain, All-Cash Value for All Stockholders • $11.30 cash price represents a premium of 14% to TWO’s unaffected share price(1) and 12% to fully diluted tangible book value as of March 31, 2026(2) • Provides a clean, immediate liquidity outcome rather than uncertain stock consideration Premium and Immediate Liquidity • Fully committed, executed financing with no financing contingency — in place since signing • CCM bears the financing risk, not TWO stockholders Fully Committed Financing • Enhances certainty of meeting closing conditions • Preserves value in unlikely event of non-closing • Fair (vs. UWMC’s patently unfair) treatment of employee-owned equity Limited Risks to the Organization • Transaction expected to close in Q3 2026 • HSR filings completed, with the initial 30-day waiting period scheduled to expire on May 26, 2026 • All required state mortgage licensing filings submitted and more than 20 approvals already obtained Clear Path to Rapid Close Source: Company Management, public filings, S&P Capital IQ, and Bloomberg. | (1) Unaffected date reflects 12/16/25, the day prior to the announcement of UWMC’s acquisition of TWO. | (2) Utilizes TWO TBVPS of $10.12 (diluted) which reflects Company provided 3/31/2026A book value less intangibles of $27.5M.

May 19, 2026 Special Meeting of Stockholders Targeted Close April 23, 2026 TWO and CCM completed HSR Act filings All required state mortgage licensing filings submitted; more than 20 approvals already obtained March 27, 2026 TWO terminates UWMC agreement and enters into all-cash agreement with CCM April 28, 2026 CCM improves all-cash offer to $11.30 per share CCM Transaction On Track to Close by Q3 2026 Integration planning underway UWMC’s revised proposal faces a materially longer and less certain path, introducing meaningful execution risk. Q1 2026 Q2 2026 Q3 2026 8 The pending CCM transaction is signed, fully negotiated, unanimously recommended by TWO’s Board; integration planning is underway and on track to close in Q3 2026.

TWO Board Remains Steadfast in its Commitment to Seek the Best Outcome for All Stockholders 9

Fully Independent Ad Hoc Committee With Deep Expertise Led Robust Process Stephen G. Kasnet Independent Chairman of the Board Accomplished career as a Chairman, CEO and director across real estate, financial services, and asset management James A. Stern Independent Director Over four decades of leadership experience in investments and capital markets, including founder of The Cypress Group Hope B. Woodhouse Independent Director 25+ years of experience in the financial services industry at leading global alternative asset management firms and broker dealers Senior executive leadership roles across financial services: • Former President and CEO, Harbor Global Company • Former Chairman, Warren Bank • Former President and CEO, Raymond Property Company • Former Chairman, Dartmouth Street Capital Deep experience as a public company director: • Chairman, TWO • Chairman, Granite Point Mortgage Trust • Former Chairman, Juniper Pharmaceuticals • Former Director, Silver Bay Realty Trust Corp Founder and senior leader in investments and capital markets: • Chairman and CEO, The Cypress Group • Former Co-Head of Investment Banking and Head of Merchant Banking, Lehman Brothers Deep experience as a public company director: • Director, TWO • Former Director, CYS Investments • Former Director, OHA Investment Corp. • Former Director, Lear Corporation • Former Director, WESCO International • Former Director, Cinemark USA Senior operational leadership at global financial institutions: • Former COO, Bridgewater Associates • Former President and COO, Auspex Group • Former COO, Soros Fund Management • Previous roles at Tiger Management and Salomon Brothers Deep experience as a public company director: • Director, TWO • Director, Granite Point Mortgage Trust • Trustee, Acadia Realty Trust • Former Director, Piper Jaffray Companies 10

Thorough, Exhaustive Process Resulted in Optimal Outcome for TWO’s Stockholders 11 • Highly-qualified, majority-independent Board (other than CEO) with deep industry, M&A and regulatory expertise • Fully independent Ad Hoc Committee formed in October 2025: Stephen G. Kasnet, James A. Stern, Hope B. Woodhouse • Board and Ad Hoc Committee collectively met 30 times over a multi-year period (Dec. 2024 – May 2026) • Ran an open process evaluating proposals from UWMC (at least 10 proposals/revisions), CCM (at least 7 proposals/revisions), Company A (5 proposals), and Company B (2 proposals) • Successfully negotiated increase from CCM from $10.70 to $11.30 per share – a value supported by Houlihan Lokey’s Fairness Opinion • Evaluated standalone prospects considering opportunities and risks • Retained leading, independent legal and financial advisors (Houlihan Lokey, PJT Partners, Jones Day and Willkie Farr & Gallagher) • Continues to act in accordance with its fiduciary duties to all stockholders

Multi-Year Long Process Led to CCM Transaction

Date	Actions Taken
Dec. 2024 – Oct. 2025	✓ Received unsolicited UWMC proposal ✓ Received unsolicited Company A proposal ✓ Board rejected Company A proposal; informed UWMC that price was insufficient ✓ Received Company B proposal; Board formed Ad Hoc Committee (Kasnet, Stern, Woodhouse) and engaged Houlihan Lokey as independent financial advisor
Nov. 2025 – Mar. 2026	✓ Extensive negotiations with multiple parties; received competing proposals from UWMC and CCM ✓ Board approved UWMC Merger Agreement (all-stock consideration, 2.3328 exchange ratio) ✓ Received unsolicited CCM all-cash proposal at $10.70/share ✓ Board terminated UWMC agreement; entered CCM all-cash agreement at $10.80/share
Apr. 2026 – May 2026	✓ Filed definitive proxy statement; received unsolicited UWMC proposal (default stock consideration at 2.3328 exchange ratio; $11.30/share cash election) ✓ Ad Hoc Committee evaluated UWMC proposal; Board rejected as not superior; CCM amended to $11.30/share in cash ✓ Received UWMC second revised proposal (default stock consideration at 2.3328 exchange ratio; $12.00/share cash election) ✓ Ad Hoc Committee and Board unanimously rejected April 30 UWMC Proposal; determined it is not a Superior Proposal ✓ TWO reaffirms unanimous recommendation for CCM transaction ✓ Special Meeting of Stockholders scheduled

12

The TWO Board Remains Steadfast in its Commitment to Seek the Best Outcome for Stockholders

two

	CCM	UWMC
Value	✓ Fixed, all-cash price for all stockholders	x Unfavorable deal structure x Default stock consideration delivers inadequate aggregate value x Value of UWMC stock is uncertain x Employees do not have option and are required to take stock
Financing	✓ Fully committed, executed financing in place since signing; no financing contingency CCM bears all financing risk	x Unsecured bridge facility on a deteriorating balance sheet x Revised Proposal omits customary interim operating covenants x UWMC unrestricted in issuing equity and paying dividends before close
Business risk	✓ Business continuity assurance through closing	x Contradictory public statements about TWO and the value inherent in a combination x Elimination of employee protections
Closing certainty	✓ Significant progress on closing approvals ✓ Clear path to closing in third quarter of 2026	x Claimed closing timeline of ~2-3 months is not credible x Erosion of UWMC's balance sheet creates additional risk to closing x Workforce disruption could impair TWO's ability to satisfy SEC reporting, REIT tax, and other closing-related obligations

Pending CCM Transaction Provides Compelling and Certain Cash Value to All TWO Stockholders Without Significant Closing and Business Risks

13

14 TWO Believes UWMC Revised Proposal is Inferior Across Multiple Dimensions

TWO Believes UWMC's Revised Proposal is Inferior

Revised UWMC Proposal Offers Inadequate, Disingenuous Value and Disadvantages Certain Stockholders

Valuation Disparity Will Continue to Grow If the Value of UWMC Stock Continues to Fall



$11.30
Default Stock Consideration per Share
$8.00 (1)
CROSSCOUNTRY MORTGAGE
UWM
(4/28/26)
(4/30/26)

Source: Company filings, Capital IQ. | Note: Market data as of 5/5/26. | (1) Based on UWMC's closing stock price of $3.43 on May 5, 2026 and proposed exchange ratio of 2.3328 UWMC shares per each share of TWO stock. | (2) Based on UWMC's closing stock price of $3.43 on May 5, 2026 and proposed exchange ratio of 2.3328 UWMC shares per each share of TWO stock. | (3) TWO estimate based on TWO's retail and institutional ownership composition, applied to historical voting participation rates of approximately 27% for retail holders and approximately 73% for institutional holders, as reported in Broadridge Financial Solutions, Broadridge ProxyPulse, 2025 Proxy Season Report.

✗ Revised UWMC Proposal Defaults to UWMC Stock as Consideration

- UWMC's April 30, 2026 press release and letter did not fully reflect the fact that UWMC stock consideration – currently worth only $8.00 per TWO share – is the default consideration under the Revised Proposal.
- While UWMC has highlighted a "headline value" of $12.00 per share, **that consideration is not in fact expected to be received by all TWO stockholders**.
- In the UWMC proposal, stockholders who fail to make an election would receive all stock currently valued at approximately $8.00 per share as a default[2].
- The all stock default election value is approximately 29% less than the all cash $11.30 offer.
- TWO's Board has the fiduciary duty to ALL stockholders.

✗ Value of UWMC Stock Is Uncertain

- For stockholders who would receive UWMC shares by default, UWMC's leverage, ongoing capital drain, and continued insider selling create meaningful risk of further value erosion between signing and closing.
- Stockholders seeking exposure to UWMC can purchase shares independently today, and UWMC's reliance on a December 2025 exchange ratio is outdated given its stock has declined roughly 30% – from $5.12 to $3.43 – since that time.

✗ UWMC's Default Stock Consideration Delivers Inadequate Value

- Based on TWO's ownership mix[3] and historical voting participation, an estimated 25–30% of shares would receive UWMC stock currently worth approximately $8.00 per share — substantially below its asserted "headline value."
- On a blended basis, UWMC's Revised Proposal implies total consideration of roughly $10.80 to $11.00 per share, less than the immediate and guaranteed value offered in the CCM transaction.

15

TWO Believes UWMC's Revised Proposal is Inferior

UWMC's Claim	Reality
✕ "$12.00 per share is clearly superior to $11.30"	• $12.00 is available only to stockholders who affirmatively elect cash; default consideration is UWMC stock worth ~$8.00/share • On a blended basis, total consideration is ~$10.80–$11.00 — less than CCM's $11.30 all-cash to ALL stockholders
✕ "Our financing is committed with no ratings trigger, no borrowing-base test, and no market contingency"	• UWMC's balance sheet continues to erode, creating significant closing risk: Fitch has downgraded UWMC's outlook twice in recent months citing rising leverage and ~$535M annual capital drain over the last three years • Revised Proposal omits customary interim operating covenants — UWMC unrestricted in issuing equity and paying dividends before close
✕ "A transaction could be completed within approximately 2 – 3 months of signing"	• State regulatory change-of-control approvals require minimum 120 days' advance notice for TWO's mortgage servicing licenses. • UWMC has not articulated a credible plan to address these requirements. CCM is already well advanced toward Q3 2026 close
✕ "The TWO Board is not working in stockholders' best interests"	• Board conducted thorough process evaluating proposals from multiple parties. Engaged independent financial (Houlihan Lokey), strategic (PJT) and legal advisors (Jones Day, Willkie). Houlihan Lokey delivered fairness opinion supporting $11.30 • Board and senior management unconflicted, including with respect to economic consequences of alternative outcomes

16

2.9x 3.1x 5.9x 8.3x 9.6x 2022 2023 2024 2025 2025 PF 0.9x 1.2x 1.7x 2.7x 4.4x 2022 2023 2024 2025 2025 PF 4.0x UWMC stated leverage Adjusted (2) TWO Believes UWMC’s Revised Proposal is Inferior UWMC’s Deteriorating Balance Sheet Creates Additional Risk to Closing 17 UWMC Leverage Profile Summary Pro Forma columns represent an all-cash election scenario Non-Funding Debt1 / TBV Total Debt / TBV Non-Funding Debt Comparison Non-Funding Debt / TBV Multiples UWMC CCM 2.69x 1.07x 2.61x 3.29x 12/31/2025 Pro Forma 12/31/2025 Pro Forma (TWO Preferred Outstanding) Pro Forma (TWO Preferred Redeemed) 4.00x - 4.40x (1) Sources: Public company filings (1) Non-Funding Debt includes senior unsecured notes, MSR lines, new acquisition financing, borrowings against investment securities and finance lease liability. Reflects 50% debt / 50% equity treatment for TWO’s preferred shares. (2) Pro forma adjusted leverage includes TWO’s repurchase agreements collateralized by MSRs ($650M). Source: UWMC and CrossCountry provided analysis, HL estimates (1) Represents an all-cash election scenario

TWO Believes UWMC’s Revised Proposal is Inferior 18 Explicitly Dismissive of TWO’s Employees • Revised Proposal removes employee protections included in original merger agreement • UWMC’s public criticism of TWO’s operations and workforce increases risk of personnel attrition during transaction pendency • UWMC’s offer requires TWO’s employees to convert their RSUs to UWMC’s shares at deeply discounted value UWMC’s Revised Proposal introduces meaningful employee retention, execution, and value preservation risks not present in the CCM transaction. Significant Downside Risk to TWO Stockholders • Failure to service loans in compliance with GSE requirements could trigger defaults allowing GSEs to seize TWO’s MSR assets without compensation • Such an outcome could result in substantial, unrecoverable value destruction for TWO stockholders UWMC’s Revised Proposal Heightens Employee and Business Continuity Risk Material Closing and Regulatory Risk • Significant employee losses could jeopardize required regulatory and GSE approvals • Workforce disruption could impair TWO’s ability to satisfy SEC reporting, REIT tax, and other closing-related obligations Standalone Value at Risk • If a transaction is not consummated, TWO could remain independent with a depleted workforce • Reduced personnel base would materially impair TWO’s standalone value and future stockholder value creation

TWO Believes UWMC’s Revised Proposal is Inferior 19 UWMC Says… But in reality… This could only be true if UWMC intends to disregard state regulatory change of control approval requirements related to TWO’s mortgage servicing licenses, which at a minimum require 120 days’ advance notice. “A transaction could be completed within approximately two to three months of signing.” Absent a credible plan from UWMC to address those required regulatory approvals, UWMC’s Revised Proposal would face a longer path to close than UWMC claims. The CCM transaction is well advanced toward its expected third quarter 2026 closing. UWMC’s Claimed Closing Timeline Is Not Credible

UWMC’s Revised Proposal is Inferior 20 On March 27, 2026, UWMC publicly declared that TWO’s business was "effectively a melting ice cube,” stated that it saw no operational efficiencies or strategic rationale in acquiring TWO’s operations, said its interest was limited to the servicing portfolio, and publicly criticized TWO’s board and management judgment and governance. On synergies. From the December 17, 2025 announcement through its March 11, 2026 investor presentation, UWMC repeatedly touted approximately $150 million of annual cost and revenue synergies based on “TWO’s specialized expertise in mortgage servicing” and “proven capital markets expertise,” including at joint meetings with institutional investors as recently as March 3, 2026. Yet on March 27, 2026, UWMC publicly declared that its acquisition of TWO “was a strategy to acquire [TWO’s] servicing book, not their operations, as ultimately there are no operational efficiencies to gain.” On float. UWMC repeatedly highlighted that a key benefit of the prior transaction was to “materially increase UWM’s public float” by 93% – a benefit it has now effectively abandoned in favor of a cash election offer with no proration. On the value of TWO’s business. In an April 1, 2026 HousingWire article, a UWMC spokesperson stated that as UWMC “dug deeper into the Two Harbors business, it became clear that the primary value was the MSR book” and that “the operational and capital markets components, and some of the other areas we were led to believe would deliver value, were not, as found,” adding that “there was no reason for us to try to put forth an all-cash offer because that wouldn’t have been what’s best for UWM.” Less than three weeks later, UWMC submitted its $11.30 per share all-cash election proposal, and has now increased that to $12.00. UWMC Has Made Contradictory Statements about a Transaction with TWO… Why is UWMC Seeking to Acquire a Business it Has so Persistently Disparaged? Taken together, these statements demonstrate UWMC’s lack of business rationale for the transaction—no operational synergies in TWO, no strategic need for the asset and no reason to pay all cash

TWO’s Board Unanimously Recommends That Stockholders Vote FOR the Transaction 21 • Fully financed, all-cash transaction exceeds the high-end of TWO’s intrinsic value range, providing compelling and certain value to all of TWO’s stockholders • Highly-qualified, majority-independent Board and fully independent Ad Hoc Committee ran an exhaustive, robust process that achieved optimal outcome for TWO’s stockholders • Clear path to rapid close based on significant regulatory progress already underway • Clearly superior to UWMC’s revised proposal, which delivers inadequate value and presents material risks to TWO’s stockholders • No assurance that a superior proposal will emerge if transaction is voted down TWO’s Board unanimously recommends that stockholders vote FOR the all-cash CCM transaction